UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2012

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Termination of Change of Control Employment Agreements

All Section 16 officers of MDU Resources Group, Inc. (the “Company”) who had Change of Control Employment Agreements with the Company have agreed to early termination on November 1, 2012, of their agreements that would have expired on June 5, 2013. The officers included Doran N. Schwartz, the chief financial officer, and John G. Harp and William E. Schneider, who were named executive officers in the Company’s 2012 Proxy Statement (collectively, the “NEOs”). By letter dated October 1, 2012, the Company requested that the Section 16 officers voluntarily agree to terminate their agreements. The Company received executed Termination of Change of Control Employment Agreements from the NEOs on October 3, October 2, and October 4, 2012, respectively.

As previously disclosed, Terry D. Hildestad, President and Chief Executive Officer of the Company, agreed to terminate his Change of Control Employment Agreement effective June 15, 2010. Kent Wells, who was also a named executive officer in the 2012 Proxy Statement, did not have a Change of Control Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2012

MDU Resources Group, Inc.

By:	/s/ Paul K. Sandness
Paul K. Sandness
General Counsel and Secretary

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